Subsidiaries of Shells Seafood Restaurants, Inc.

SHELLS OF MELBOURNE, INC.
FLORIDA

SHELLS OF COUNTRYSIDE SQUARE, INC.
FLORIDA

SHELLS OF STUART, INC.
FLORIDA

SHELLS OF ST. PETE BEACH, INC.
FLORIDA

SHELLS OF NEW SMYRNA BEACH, INC.
FLORIDA

SHELLS OF FORT MYERS, INC.
FLORIDA

SHELLS OF KISSIMMEE, INC.
FLORIDA

SHELLS, INC.
FLORIDA